Exhibit 99.1

STOCK PURCHASE AGREEMENT

among

ARIEL WAY, INC.

and

dbsXmedia, INC

and

ELSINORE GROUP, INC.

February 21, 2008

TABLE OF CONTENTS

§1. Definitions.	4
§2. Purchase and Sale of Purchased Shares.	6
(a) Basic Transaction.	6
(b) Purchase Consideration.	6
(c) Closing.	6
(d) Deliveries at Closing.	6
§3. Seller's Representations and Warranties.	6
(a) Organization, Qualification, and Corporate Power.	6
(b) Authorization of Transaction.	6
(c) Noncontravention.	7
(d) Capitalization.	7
(e) Subsidiaries and Equity Investments.	7
(f) No Material Adverse Change; Subsequent Events.	7
(g) Legal Compliance.	7
(h) Litigation.	7
(i) Certain Business Relationships with Affiliates.	7
(j) Brokers' Fees.	7
(k) Purchased Shares.	8
(l) Disclaimer of Other Representations and Warranties.	8
§4 Buyer's Representations and Warranties.	8
(a) Organization, Qualification, and Corporate Power.	8
(b) Authorization of Transaction.	8
(c) Noncontravention.	8
(d) Brokers' Fees.	8
(e) Investment.	8
§5. Pre-Closing Covenants.	9
(a) General.	9
(b) Operation of Business.	9
(c) Full Access.	9
(d) Notice of Developments.	9
(e) Exclusivity.	9
§6. Deleted.	9
§7. Conditions to Obligation to Close.	10
(a) Conditions to Buyer's Obligation.	10
(b) Conditions to Seller's Obligation.	10
§8. Remedies for Breaches of This Agreement.	11
(a) Survival of Representations and Warranties.	11
(b) Indemnification Provisions for Buyer's Benefit.	11
(c) Indemnification Provisions for Seller's Benefit.	11
(d) Matters Involving Third Parties.	11
(e) Determination of Losses.	12
(f) Exclusive Remedy	12
§9. Termination.	12
(a) Termination of Agreement.	12
(b) Effect of Termination.	12

§10. Miscellaneous.	12
(a) Incorporation of Exhibits, Annexes, and Schedules.	12
(b) Press Releases and Public Announcements.	13
(c) No Third-Party Beneficiaries.	13
(d) Construction.	13
(e) Entire Agreement.	13
(f) Succession and Assignment.	13
(g) Counterparts.	13
(h) Headings.	13
(i) Notices.	13
(j) Governing Law; Jurisdiction.	14
(k) Amendments and Waivers.	14
(l) Severability.	14
(m) Expenses.	14
Exhibit A — Purchase Consideration
Exhibit B — Disclosure Schedule
Annex I — Exceptions to Seller's Representations and Warranties
Annex II — Exceptions to Buyer's Representations and Warranties

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is entered into as of February 21, 2008, by and among Elsinore Group, Inc. a Delaware corporation ("Buyer") and Ariel Way, Inc., a Florida corporation ("Seller").  Buyer and Seller may be referred to individually herein as a "Party" and, collectively, as the "Parties."

WHEREAS, Buyer and Seller mutually desire to consummate a transaction whereby Buyer will purchase from Seller, and Seller will sell to Buyer, one thousand five hundred (1,500) shares (the "Purchased Shares") of dbsXmedia, Inc. (“dbsXmedia”) common stock, par value $0.001 per share,  (the "Seller Common Stock"), in exchange for Buyer's payment of the Purchase Consideration as described (and defined) below;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

§1.

Definitions.  As used in this Agreement, the following terms shall have the following meanings:

"Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act and as set forth in Section 1.1 of the dbsXmedia, Inc Stockholders Agreement (the “Stockholders Agreement”) dated February 21, 2005.

"Buyer" has the meaning set forth in the preamble hereto.

"Closing" has the meaning set forth in §2(c) below.

"Closing Date" has the meaning set forth in §2(c) below.

"Confidential Information" means any information concerning the Purchased Shares and/or the businesses and affairs of dbsXmedia and its Affiliates that is not already generally available to the public.

"DGCL" means the General Corporation Law of the State of Delaware, as from time to time amended and in effect.

"Disclosure Schedule" has the meaning set forth in §3 below.

"FGCL" means the General Corporation Law of the State of Florida, as from time to time amended and in effect.

"Indemnified Party" has the meaning set forth in §8(d) below.

"Indemnifying Party" has the meaning set forth in §8(d) below.

"Knowledge" means actual knowledge without independent inquiry or investigation, which, in the case of an entity or Person other than a natural person, shall mean the actual knowledge of the directors and senior executive officers of such entity or other Person without independent inquiry or investigation.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens incurred or arising (other than in connection with the borrowing of money) in the Ordinary Course of Business for amounts (x) not yet due and payable or (y) otherwise being actively contested in good faith through appropriate proceedings, in each case for which appropriate reserves are being maintained in accordance with generally accepted accounting principles, and (b) solely in the case of the Purchased Shares, transfer restrictions and similar limitations imposed thereon pursuant to the express provisions of the Certificate of Incorporation or Bylaws of dbsXmedia, the DGCL, the Securities Act or federal and state securities laws.

"Losses" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business of dbsXmedia and its Subsidiaries, taken as a whole, or on the ability of any Party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the business of dbsXmedia and its Subsidiaries, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in United States generally accepted accounting principles, (5) changes in law, rules, regulations, orders, or other binding directives issued by any governmental entity, or (6) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, (b) any existing event, occurrence, or circumstance with respect to which Buyer has Knowledge as of the date hereof, and (c) any adverse change in or effect on the business of dbsXmedia and its Subsidiaries that is cured by Seller before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to §10 hereof.

"Ordinary Course of Business" means the ordinary course of business of any specified Person(s) consistent with past custom and practice (including with respect to quantity and frequency) of such Person(s).

"Party" has the meaning set forth in the preamble hereto.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Consideration" has the meaning set forth in §2(b) below.

"Purchased Shares" has the meaning set forth in the recital above.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Seller" has the meaning set forth in the preamble hereto.

"Seller Common Stock" has the meaning set forth in the recital above.

"Subsidiary" shall mean, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person, or (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP.

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"Third Party Claim" has the meaning set forth in §8(d) below.

§2.

Purchase and Sale of Purchased Shares.

(a)

Basic Transaction.  On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the Purchased Shares for the Purchase Consideration specified below in §2(b).

(b)

Purchase Consideration.  Buyer agrees to deliver a total cash consideration of One Dollar 0/100 ($1.00).

(c)

Closing.  The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Ariel Way, Inc., in Vienna, Virginia, commencing at 10:00 a.m. local time on the third (3rd) business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Seller may mutually determine in writing (the "Closing Date").

(d)

Deliveries at Closing.  At the Closing, (i) Seller shall deliver to Buyer the various certificates, instruments, and documents referred to in §7(a) below, (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in §7(b) below, (iii) Seller will deliver to Buyer newly-issued stock certificates representing all of the Purchased Shares, and (iv) Buyer will deliver to Seller the Purchase Consideration specified in §2(b) above.

(e)   Right to Reverse Transaction. The Buyer shall have the sole right to reverse the entire transaction should YA Global Investments, LP (“YA Global”, f/k/a Cornell Capital Partners, LLP) and/or Montgomery Equity Partners, Ltd. act upon one or several conversion transactions of the Series A Convertible Preferred Shares currently held by them such that they in aggregate and collectively will hold 15% or more of then outstanding and issued shares of the Seller’s common stock.

§3.

Seller's Representations and Warranties.  Seller represents and warrants to Buyer that the statements contained in this §3 are correct and complete as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(a)), except as set forth in the Disclosure Schedule delivered by Seller to Buyer as attached hereto as Exhibit B, Annex I on and as of the date hereof (the "Disclosure Schedule").

(a)

Organization, Qualification, and Corporate Power.  Seller is duly incorporated, validly existing, and in good standing under the laws of the State of Florida.  Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect.  Seller has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  §3(a) of the Disclosure Schedule lists the directors and officers of Seller.

             (b)         Authorization of Transaction.  Seller has corporate full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid, legal and binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions.  Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for Seller to duly and fully perform its obligations as stipulated in this Agreement.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by all requisite corporate action of Seller. The Buyer is an Affiliate under Stockholders Agreement §1.1 definition of “Affiliate”, a specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person. Stockholders Agreement §3.2(a) Exempt Transfers states, related to Restriction on Transfer; Exempt Transfers, “that notwithstanding the foregoing or anything to the contrary in this Stockholder Agreement, the provisions of Sections 4 (Right of First Refusal) and 6 (Right of Co-Sale) shall not apply in the case of the Investor, to any Transfer (i) to an Affiliate of such Investor, (ii) to a designated person or (iii) made prior to the first anniversary of this Agreement provided such Transfer pursuant to this clause (iii) is not a Take-Along Sale (as defined in Section 5.1).”

(c)

Non-contravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of Seller's charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which Seller is bound or to which any of its assets is subject, or (C) result in the imposition or creation of a Lien upon or with respect to Purchased Shares.

(d)

Capitalization.  The entire authorized capital stock of dbsXmedia consists of two thousand five hundred (2,500) shares of dbsXmedia Common Stock out of which two thousand five hundred (2,500) shares are issued and outstanding. All of the issued and outstanding shares of dbsXmedia Common Stock as aforesaid have been duly authorized, are validly issued, fully paid, and non-assessable, and are owned of record by such Persons and in such amounts as listed in §3(d) of the Disclosure Schedule.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments (other than this Agreement) that could require dbsXmedia to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any capital stock of dbsXmedia. Section 3(d) of the Disclosure Schedule sets forth true, correct, and complete copies of the unaudited balance sheet, and the related profit and loss statement for the dbsXmedia and each Subsidiary, on a consolidated basis, as and at February 21, 2008 (the  "dbsXmedia Financial Statements").  The dbsXmedia Financial Statements (i) have been prepared from, and are consistent with, the books and records of the dbsXmedia and each respective Subsidiary; (ii) are accurate and complete in all material respects; and (iii) fairly present, in all material respects, the financial condition and results of operations of the dbsXmedia and its Subsidiaries, on a consolidated basis, as at the dates, and for the periods, stated therein.  The financial books and records of the dbsXmedia and each of its Subsidiaries are maintained in accordance with sound business practices and applicable legal requirements.

(e)

Subsidiaries and Equity Investments.  Except for dbsXmedia, Ltd. and as set forth in §3(e) of the Disclosure Schedule, dbsXmedia does not have or maintain any direct or indirect subsidiaries, nor does dbsXmedia otherwise own or have any right or commitment to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

(f)

No Material Adverse Change; Subsequent Events. Except as set forth in §3(f) of the Disclosure Schedule, since the date of dbsXmedia's original incorporation in Delaware on February 4, 2005, has there occurred or existed any Material Adverse Change.  Without limiting the generality of the foregoing, at no time since such date has dbsXmedia or any of its Affiliates engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business the primary purpose or effect of which has been to decrease, deplete or impair the value of any of its assets, businesses or prospects in any material respect.

(g)

Legal Compliance.  Except as set forth in §3(g) of the Disclosure Schedule, to the Knowledge of Seller, dbsXmedia has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

(h)

Litigation.  §3(h) of the Disclosure Schedule sets forth each instance in which dbsXmedia (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect.

(i)

Certain Business Relationships with Affiliates.  Except as set forth in §3(i) of the Disclosure Schedule, no Affiliate, director or officer of dbsXmedia has been involved in any material business arrangement or relationship with Seller within the past 12 months nor owns any material asset, tangible or intangible, that is used in the business of dbsXmedia.

(j)

Brokers' Fees.  Neither Seller nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(k)

Purchased Shares.  Upon Buyer's delivery of the Purchase Consideration at Closing as and in the manner provided in §2 above, the Purchased Shares shall be duly authorized, validly issued, fully paid and non-assessable, and shall be issued to Buyer free and clear of any and all Liens.  The Purchased Shares are not and, upon issuance thereof at Closing, shall not be subject to any (x) option, warrant, purchase right, or other contract or commitment in favor of any Person other than Buyer or (y) voting trust, proxy, or other agreement or understanding with respect to the voting thereof.

(l)

Disclaimer of Other Representations and Warranties.  Except as expressly set forth in this §3, Seller makes no representation or warranty, express or implied, at law or in equity, as to the Purchased Shares or otherwise in respect of Seller, any Affiliate of Seller, or any of their respective assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in this §3, Buyer is purchasing the Purchased Shares on an "as-is, where-is" basis.

§4

Buyer's Representations and Warranties.  Buyer represents and warrants to Seller that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), except as set forth in Exhibit B, Annex II attached hereto.

(a)

Organization, Qualification, and Corporate Power.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect.  Buyer has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  §4(a) of the Disclosure Schedule lists the directors and officers of Buyer.

(b)

Authorization of Transaction.  Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under any and all agreements relating the Purchase Consideration as contemplated hereby. This Agreement (and each related agreement as aforesaid) constitutes the valid, legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.  The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

(c)

Non-contravention.   Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of Buyer's charter, bylaws, or other governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

(d)

Brokers' Fees.   Neither Buyer nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e)

Investment.   Buyer (A) understands that the Purchased Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Purchased Shares solely for its own account for investment purposes and, other than any proposed dividend thereof (which shall not constitute a "distribution" for purposes of this §4(e)(B)) by Buyer to its stockholders as expressly acknowledged by the Parties under §6(a) below, not with a view to the distribution thereof; (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Seller and the Purchased Shares and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Purchased Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Purchased Shares, and (F) together with its applicable Affiliate(s), is an Accredited Investor.

§5.

Pre-Closing Covenants.   The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)

General.  Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary or otherwise reasonably proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in §7 below).

(b)

Operation of Business.  Seller will not, and will not cause or permit any of its Affiliates to, engage in any practice, take any action, or enter into any transaction with respect to Seller outside the Ordinary Course of Business of Seller.  Without limiting the generality of the foregoing, Seller will not, and will not cause or permit any of its Affiliates to, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business the primary purpose or effect of which is to decrease, deplete or impair the value of any of its assets, businesses or prospects in any material respect.  Seller will cause its executive officers to use their respective commercially reasonable efforts to preserve intact dbsXmedia's business organization and the good will of its customers, suppliers, employees and others having material business relations with dbsXmedia.

(c)

Full Access.  Seller will permit representatives of Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of dbsXmedia and its Affiliates, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to dbsXmedia and the Purchased Shares. Buyer will treat and hold as such any Confidential Information it receives from any of Seller and/or its Affiliates and representatives in the course of the reviews contemplated by this §5(c), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

(d)

Notice of Developments.

(i)

Seller may elect at any time to notify Buyer of any development causing a breach of any of the representations and warranties in §3 above. Unless Buyer has the right to terminate this Agreement pursuant to §9(a)(ii) below by reason of the development and exercises that right within the period of fifteen (15) business days referred to in §9(a)(ii) below, the written notice pursuant to this §5(d)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in §3 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

(ii)

Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in §3 above.  No disclosure by any Party pursuant to this §5(d)(ii), however, shall be deemed to amend or supplement Annex I or the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

(e)

Exclusivity.  Seller will not (and will not cause or permit any Affiliate, officer, director, employee or agent to) solicit, initiate, or encourage the submission of any proposal or offer (including by engaging in any discussions or negotiations or furnishing any information with respect to any such matters) from any Person relating to the acquisition or disposition of any material portion of the capital stock or assets of Seller (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Seller, its Affiliates and their respective directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent (x) relating to any proposed acquisition or equity-financing transaction with respect to Seller Common Stock held in treasury as referred to in §3(d) above, or (y) their fiduciary duties may require.

§6.

Deleted.

§7.

Conditions to Obligation to Close.

(a)

Conditions to Buyer's Obligation.  Buyer's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)

the representations and warranties set forth in §3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(ii)

Seller shall have performed and complied with all of its pre-Closing covenants hereunder in all material respects as of and through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Seller shall have performed and complied with all of such covenants in all respects as of and through the Closing;

(iii)

there shall not be in effect any injunction, judgment, order, decree, ruling, or change in law, rule or regulation preventing consummation of any of the transactions contemplated by this Agreement; and

(iv)

Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in §7(a)(i)-(iii) has been, and remains as of the Closing Date, satisfied in all respects.

Buyer may waive any condition specified in this §7(a) by written notice to such effect delivered in Buyer's sole and absolute discretion at any time prior to or as of the Closing.

(b)

Conditions to Seller's Obligation.  Seller's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)

the representations and warranties set forth in §4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(ii)

Buyer shall have performed and complied with all of its pre-Closing covenants hereunder in all material respects as of and through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Buyer shall have performed and complied with all of such covenants in all respects as of and through the Closing;

(iii)

Seller shall have received from Buyer duly-executed counterparts of the agreements with respect to the Purchase Consideration referred to in clauses (i) and (ii) of §2(b) above, with such agreements in each case being in form and substance satisfactory to Seller;

(iv)

there shall not be in effect any injunction, judgment, order, decree, ruling, or change in law, rule or regulation preventing consummation of any of the transactions contemplated by this Agreement; and

(v)

Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in §7(b)(i)-(iv) has been, and remains as of the Closing Date, satisfied in all respects.

Seller may waive any condition specified in this §7(b) by written notice to such effect delivered in Seller's sole and absolute discretion at any time prior to or as of the Closing.

§8.

Remedies for Breaches of This Agreement.

(a)

Survival of Representations and Warranties.  All of the representations and warranties of Seller contained in §3 above shall survive the Closing hereunder (unless Buyer had Knowledge of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the twelve (12) month anniversary of the Closing Date, whereupon any right, remedy or claim by, through or on behalf of Buyer with respect to misrepresentation or breach of any thereof shall be immediately and irrevocably waived and forever barred.  All of the representations and warranties of Buyer contained in §4 above shall survive the Closing hereunder (unless Seller knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the twelve (12) month anniversary of the Closing Date, whereupon any right, remedy or claim by, through or on behalf of Seller with respect to misrepresentation or breach of any thereof shall be immediately and irrevocably waived and forever barred.

(b)

Indemnification Provisions for Buyer's Benefit. In the event Seller breaches any of its representations, warranties, and covenants contained herein, and provided that Buyer makes a written claim for indemnification against Seller within the survival period (if there is an applicable survival period pursuant to §8(a) above), then Seller shall indemnify Buyer from and against any and all Losses (but excluding any Losses suffered after the end of any applicable survival period) reasonably and proximately resulting from such breach; provided that Seller will be obligated only to indemnify Buyer from and against such Losses to the extent that (A) the total amount of all such Losses incurred by Buyer as of and through the relevant date equals or exceeds Five Thousand Dollars ($5,000) in the aggregate (which indemnity shall commence from the first Dollar of Loss exceeding such threshold amount), and (B) the total amount of Losses for which Seller has previously indemnified Buyer would not, when added together with the indemnifiable Losses currently claimed by Buyer, exceed the total value to Seller of the Purchase Consideration recited in §2(b) above, which amount shall constitute Seller's maximum liability under any indemnity obligation hereunder or any other theory or claim of damages or recovery asserted or alleged by, through or on behalf of Buyer in connection with any matters subject or in any manner related to this Agreement.

(c)

Indemnification Provisions for Seller's Benefit.  In the event Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that Seller makes a written claim for indemnification against Buyer within the survival period (if there is an applicable survival period pursuant to §8(a) above), then Buyer shall indemnify Seller from and against any and all Losses (but excluding any Losses suffered after the end of any applicable survival period) reasonably and proximately resulting from such breach; provided that Buyer will be obligated only to indemnify Seller from and against such Losses to the extent that (A) the total amount of all such Losses incurred by Seller as of and through the relevant date equals or exceeds Five Thousand Dollars ($5,000) in the aggregate (which indemnity shall commence from the first Dollar of Loss exceeding such threshold amount), and (B) the total amount of Losses for which Buyer has previously indemnified Seller would not, when added together with the indemnifiable Losses currently claimed by Seller, exceed the total value to Seller of the Purchase Consideration recited in §2(b) above, which amount shall constitute Buyer's maximum liability under any indemnity obligation hereunder or any other theory or claim of damages or recovery asserted or alleged by, through or on behalf of Seller in connection with any matters subject or in any manner related to this Agreement.

(d)

Matters Involving Third Parties.

(i)

If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this §8, then the Indemnified Party shall promptly (and in any event within five (5) business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

(ii)

Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed if the applicable judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party).

(iii)

Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in §8(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

(iv)

In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed).

(e)

Determination of Losses.  All indemnification payments under this §8 shall be paid by the Indemnifying Party net of any Tax benefits and insurance coverage that may be available to the Indemnified Party.

(f)

Exclusive Remedy.  Buyer and Seller acknowledge and agree that the foregoing indemnification provisions in this §8 shall be the exclusive remedy of Buyer and Seller with respect to Seller, Buyer, their respective Affiliates, the Purchased Shares and the transactions contemplated by this Agreement.

§9.

Termination.

(a)

Termination of Agreement.  This Agreement shall be subject to termination as follows:

(i)

Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)

Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then-previous ten (10) business days given Buyer any notice pursuant to §5(d)(i) above and (B) the development that is the subject of the notice has had a Material Adverse Effect;

(iii)

Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of fifteen (15) business days after the notice of breach or (B) if the Closing shall not have occurred on or before March 10, 2008, by reason of the failure of any condition precedent under §7(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iv)

Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) business days after the notice of breach or (B) if the Closing shall not have occurred on or before March 10, 2008, by reason of the failure of any condition precedent under §7(b) hereof (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement).

(b)

Effect of Termination.  If any Party terminates this Agreement pursuant to §9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in §5(d) above shall survive termination.

§10.

Miscellaneous.

(a)

Incorporation of Exhibits, Annexes, and Schedules.  The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(b)

Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party, except for such public disclosures to the minimum extent reasonably and in good faith believed by a Party, on the advice of its legal counsel, to be required by applicable law or any listing or trading agreement concerning the publicly-traded securities of such Party (in which case the disclosing Party will use its best efforts to advise and cooperate with the other Party prior to making such disclosure in order to minimize the scope and effect thereof to the extent practicable in the circumstances).

(c)

No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.  Without limiting the foregoing, no stockholder or Affiliate of Buyer shall, by virtue of any Purchased Shares dividend or distribution reference made in §6(a) above or otherwise, have any right or interest whatsoever in any transactions or other matters contemplated by this Agreement.

(d)

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word " including" shall mean including without limitation.

(e)

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire and exclusive agreement between the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(f)

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party hereto (such approval not to be unreasonably withheld, condition or delayed in the case of any proposed assignment by a Party of any or all of its rights and interests hereunder to one or more of its Affiliates, subject to such Party's remaining fully responsible for the performance of all of its obligations hereunder).

(g)

Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(h)

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)

Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

Copy to:

Ariel Way, Inc.

8000 Towers Crescent Drive

Suite 1200

Vienna, VA 22182

Attention: President & CEO

Facsimile: 703-991-0841

If to Buyer:

Copy to:

Elsinore Group, Inc.

8000 Towers Crescent Drive

Suite 1200

Vienna, VA 22182

Attention: President

Facsimile:

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(j)

Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia.  Each Party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction, forum and venue of any federal or state court located in the Commonwealth of Virginia with respect to any dispute, controversy or suit arising under or in connection with this Agreement or any matter(s) contemplated hereby.

(k)

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(l)

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(m)

Expenses.  Each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Buyer when due, and Buyer shall, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law.

* * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Seller:		ARIEL WAY, INC.

	By:	/s/ Arne Dunhem
Arne Dunhem
Title:		President & CEO

Buyer:		ELSINORE GROUP, INC.
	By:	/s/ Arne Dunhem
Arne Dunhem
Title:		President

EXHIBIT A

PURCHASE CONSIDERATION

Purchase Consideration. Buyer agrees to deliver a total cash consideration of One Dollar 0/100 ($1.00) (the "Purchase Consideration").

EXHIBIT B

DISCLOSURE SCHEDULE

ANNEX I

EXCEPTION TO SELLER’S REPRESENTATIONS AND WARRANTIES

§3(d)

Issued and outstanding shares of Seller Common Stock:

Ariel Way, Inc.

1,500 shares

Zygot, LLC

1,000 shares

Total Issued

2,500 shares

§3(d)

Outstanding Options

None Outstanding

§3(d)

Outstanding Warrants

None Outstanding

§3(d)

Seller Financial Statements

a.

See separate document “dbsXmedia, Inc., Balance Sheet, As of February 21, 2008”

b.

See separate document “dbsXmedia, Inc., Profit & Loss, October 1, 2007 through February 21, 2008”

§3(e)

Subsidiaries and Equity Investments. dbsXmedia, Inc. has a wholly owned UK-based subsidiary dbsXmedia, Ltd. which on March 6, 2007 was placed in liquidation.

§3(f)

No Material Adverse Change; Subsequent Events.

a.

The operation of dbsXmedia, Inc. ceased in May 2006.

b.

dbsXmedia, Inc. has a wholly owned UK-based subsidiary dbsXmedia, Ltd. which on March 6, 2007 was placed in liquidation.

§3(g)

Legal Compliance.

To the knowledge of Seller, dbsXmedia has complied with all applicable laws. dbsXmedia is currently not in good standing with State of Delaware.

§3(g)

Litigation.

To the knowledge of Seller, not applicable, unless an issue raised by AOPA.

§3(g)

Certain Business Relationships with Affiliates

None to the knowledge of Seller, except that the President & CEO of Seller is also the President of Buyer, being an Affiliate.

§3(j)

Brokers' Fees

N/A

EXHIBIT B

DISCLOSURE SCHEDULE

ANNEX II

EXCEPTION TO BUYER’S REPRESENTATIONS AND WARRANTIES

N/A